Exhibit 99.1

AmerisourceBergen and Walgreens Boots Alliance Announce Strategic Transaction

January 6, 2021

AmerisourceBergen to Acquire Alliance Healthcare Businesses from Walgreens Boots Alliance for $6.5 Billion

Allows Walgreens Boots Alliance to Increase Its Focus on Further Growing Its Core Retail Pharmacy Businesses

In Addition to the Acquisition, Companies Extend and Expand U.S. Commercial Agreements through 2029 to Drive Incremental Growth

VALLEY FORGE, Pa. & DEERFIELD, Ill., Jan. 6, 2021 – AmerisourceBergen Corporation (NYSE: ABC) and Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced strategic agreements under which AmerisourceBergen will acquire the majority of Walgreens Boots Alliance’s Alliance Healthcare businesses for approximately $6.5 billion, comprised of $6.275 billion in cash and 2 million shares of AmerisourceBergen common stock.

AmerisourceBergen’s acquisition of Alliance Healthcare will provide even stronger support for pharmacies and pharmacists across the globe and integrated solutions for pharmaceutical manufacturers. Walgreens Boots Alliance will be able to increase its focus on expanding its core retail pharmacy businesses, bringing even greater healthcare offerings to patients and customers and further accelerating its progress on its clear set of strategic priorities.

In addition to this transaction, the two companies have agreed to strengthen their strategic partnership by extending and expanding their commercial agreements. Their US distribution agreement will be extended by three years until 2029 and their partnership is being expanded to include a commitment to pursue additional opportunities in sourcing and distribution. Furthermore, Alliance Healthcare UK will remain the distribution partner of Boots until 2031. Together, these agreements are expected to create incremental growth, synergies and efficiencies.

“This strategic agreement with AmerisourceBergen, which we consider to be the world’s leading pharmaceutical wholesaler, is a very positive development for the two companies. This deal will enable significant value creation for both companies and will generate new synergies in addition to those already captured. It is a logical step following the success of our long-term strategic relationship with AmerisourceBergen which has been a strong and trusted partner since 2013,” said Stefano Pessina, Executive Vice Chairman and CEO, Walgreens Boots Alliance. “The transaction will fuel higher future investments to grow and transform our core retail pharmacy and healthcare businesses, and is EPS accretive long-term for Walgreens Boots Alliance.”

“AmerisourceBergen’s vital role in the health system as a key pillar of pharmaceutical innovation and access has been on full display over the past year,” said Steven Collis, Chairman, President & Chief Executive Officer of AmerisourceBergen. “AmerisourceBergen’s financial and strategic position enable this next evolution of enhancing our ability to provide healthcare capabilities across regions and deliver innovative solutions for our upstream and downstream partners. Today’s announcements will expand our reach and solutions in pharmaceutical distribution and add to AmerisourceBergen’s breadth and depth of global manufacturer services, supporting our ability to create differentiated value for all our stakeholders. I look forward to extending and expanding our successful partnership with Walgreens Boots Alliance and welcoming the industry-leading team at Alliance Healthcare to AmerisourceBergen. Together, we will fulfill AmerisourceBergen’s purpose of being united in our responsibility to create healthier futures.”

These announcements between the two global enterprises continue to build on the close partnership and strong foundation that began in 2013. Walgreens Boots Alliance is the largest shareholder of AmerisourceBergen with a stake of nearly 30 percent, and Ornella Barra, Co-Chief Operating Officer, Walgreens Boots Alliance, is a Board Member of AmerisourceBergen.

Strategic and Financial Summary

The Alliance Healthcare transaction and expanded strategic agreement are expected to:

Extend AmerisourceBergen’s distribution presence with the addition of an established European leader and AmerisourceBergen’s global platform of higher-margin manufacturer services to support pharmaceutical innovation. As one of the largest pharmaceutical wholesalers in Europe, Alliance Healthcare will extend AmerisourceBergen’s core wholesale, distribution, and related solutions capabilities. The addition of Alliance Healthcare will enhance AmerisourceBergen’s existing global platform of manufacturer services and further its ability to support global access. Alliance Healthcare partners with healthcare companies and professionals to deliver a range of logistics and supply chain services and innovative solutions to help improve patient care. Global reach and specialty logistics capabilities are vital with rapidly accelerating pharmaceutical innovation, particularly for specialty medicines and with the advancement of cell and gene therapies.

Allow Walgreens Boots Alliance to increase its focus on growing and transforming its core retail pharmacy and healthcare businesses, facilitate higher growth investments and accelerate its strategic goals.

Extend and Expand of Strategic Partnership in the United States. In addition to the transaction announced today, Walgreens Boots Alliance and AmerisourceBergen have extended their U.S. strategic partnership through 2029. The extended agreement will create incremental growth and efficiencies in sourcing, logistics and distribution. These initiatives support Walgreens pharmacy operations and enhance AmerisourceBergen’s ability to create differentiated value for all its customers. Walgreens Boots Alliance and AmerisourceBergen expect the financial benefits of the expansion of their U.S. strategic partnership to ramp over the next three years to achieve annual run-rate synergies in the fourth year of at least $150 million, which will be shared equally between the two companies.

Enhance AmerisourceBergen’s scale and margin profile. Alliance Healthcare will strengthen AmerisourceBergen’s platform to deliver continued growth across pharmaceutical distribution and manufacturer services.

Transaction Details

Under the terms of the purchase agreement, which has been approved by the AmerisourceBergen and Walgreens Boots Alliance Boards of Directors, AmerisourceBergen will pay WBA $6.275 billion in cash, subject to a customary working capital and net-debt adjustment, and deliver 2 million shares of AmerisourceBergen common stock at closing of the transaction. AmerisourceBergen expects to fund the cash purchase price through a combination of cash on hand and new debt financing.

The transaction, which is expected to close by AmerisourceBergen’s fiscal year-end 2021, is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals. Walgreens Boots Alliance’s operations in China, Italy and Germany are not part of this transaction.

Upon closing, the acquisition of Alliance Healthcare is expected to deliver high-teens percentage accretion to AmerisourceBergen’s adjusted diluted EPS in the first fiscal year. AmerisourceBergen expects synergies from the acquisition of Alliance Healthcare to ramp to an annual run-rate of $75 million in the fourth year. Adjusted free cash flow of the combined AmerisourceBergen and Alliance Healthcare businesses are expected to increase 125% of

AmerisourceBergen’s stand-alone estimates. Please refer to the Supplemental Information Regarding Non-GAAP Financial Measures below for additional information. AmerisourceBergen expects to maintain its strong investment grade credit rating, and the positive contribution to cash generation will support debt reduction in the years following transaction close. This acquisition is expected to have no impact on AmerisourceBergen’s dividend policy.

Effective from Walgreens Boots Alliance second quarter FY2021 earnings, the businesses sold will be classified as “businesses held for sale” with FY2020 revenues of approximately $19 billion, and adjusted EBITDA of approximately $540 million. Walgreens Boots Alliance expects FY2021 adjusted EBITDA to be in the range of $575 million to $580 million for these Alliance Healthcare businesses. The transaction will be slightly dilutive in the current financial year for Walgreens Boots Alliance, but will be accretive longer-term.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor and Cravath, Swaine & Moore LLP, Hogan Lovells International LLP and Morgan, Lewis & Bockius LLP are serving as legal advisors to AmerisourceBergen. Fully committed financing for the transaction has been provided by JPMorgan Chase Bank, N.A. Centerview Partners is serving as financial advisor and Cleary Gottlieb Steen & Hamilton LLP and Baker McKenzie LLP are serving as legal advisors to Walgreens Boots Alliance.

Conference Call Information

AmerisourceBergen will host a conference call today at 8:30 a.m. ET. Participating in the conference call will be:

- Steven H. Collis, Chairman, President & Chief Executive Officer

- James F. Cleary, Executive Vice President & Chief Financial Officer

The dial-in number for the live call will be (844) 808-6694. From outside the United States, dial +1 (412) 317-5282. The live call will also be webcast via the Company’s website at investor.amerisourcebergen.com. Users are encouraged to log on to the webcast approximately 10 minutes in advance of the scheduled start time of the call.

Replays of the call will be made available via telephone and webcast. A replay of the webcast will be posted on investor.amerisourcebergen.com approximately two hours after the completion of the call and will remain available for 30 days. The telephone replay will also be available approximately two hours after completion of the call and will remain available for seven days. To access the telephone reply from within the U.S., dial (877)-344-7529. From outside the U.S., dial +1 (412)-317-0088. The access code for the replay is 10151119.

About AmerisourceBergen

AmerisourceBergen provides pharmaceutical products, value-driving services and business solutions that improve access to care. Tens of thousands of healthcare providers, veterinary practices and livestock producers trust us as their partner in the pharmaceutical supply chain. Global manufacturers depend on us for services that drive commercial success for their products. Through our daily work—and powered by our 22,000 associates—we are united in our responsibility to create healthier futures. AmerisourceBergen is ranked #10 on the Fortune 500, with more than $185 billion in annual revenue. The company is headquartered in Valley Forge, Pa. and has a presence in 50+ countries. Learn more at investor.amerisourcebergen.com.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is a global leader in retail and wholesale pharmacy, touching millions of lives every day through dispensing and distributing medicines, its convenient retail locations, digital platforms and health and beauty products. The company has more than 100 years of trusted health care heritage and innovation in community pharmacy and pharmaceutical wholesaling.

Including equity method investments, WBA has a presence in more than 25 countries, employs more than 450,000 people and has more than 21,000 stores.

WBA’s purpose is to help people across the world lead healthier and happier lives. The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA is a participant of the United Nations Global Compact and adheres to its principles-based approach to responsible business. The company’s businesses have been recognized for their Corporate Social Responsibility. Walgreens was named to FORTUNE* magazine’s 2019 Companies that Change the World list and Boots UK was recognized as Responsible Business of the Year 2019-2020 by Business in the Community.

WBA is included in FORTUNE’s 2020 list of the World’s Most Admired Companies. This is the 27th consecutive year that WBA or its predecessor company, Walgreen Co., has been named to the list.

More company information is available at www.walgreensbootsalliance.com.

Supplemental Information Regarding AmerisourceBergen’s Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), AmerisourceBergen uses the non-GAAP financial measures described below. The non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. These supplemental measures may vary from, and may not be comparable to, similarly titled measures by other companies.

The non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate AmerisourceBergen’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, AmerisourceBergen believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect core operating performance because such items are outside the control of AmerisourceBergen, or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash.

AmerisourceBergen has provided non-GAAP fiscal year 2021 guidance that estimates the impact of the Alliance Healthcare acquisition on adjusted diluted EPS and adjusted free cash flow (each as defined below), which excludes significant items that are outside the control of AmerisourceBergen or inherently unusual, non-operating, unpredictable, non-recurring or non-cash in nature. AmerisourceBergen does not provide forward looking guidance on a GAAP basis for such metrics because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated.

AmerisourceBergen defines the following non-GAAP financial measures as follows:

Adjusted diluted EPS: For fiscal year 2021, adjusted diluted EPS excludes the per share impact of certain adjustments including gain from antitrust litigation settlements; LIFO expense (credit); acquisition-related intangibles amortization; and employee severance, litigation, and other; in each case net of the tax effect calculated using the applicable effective tax rate for those items. In addition, the per share impact of changes to tax rules and regulations are typically excluded from adjusted diluted EPS. AmerisourceBergen management believes that this non-GAAP financial measure is useful to investors because it eliminates the per share impact of the items that are outside the control of AmerisourceBergen or that are not considered to be indicative of ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature.

Adjusted free cash flow: For fiscal year 2021, AmerisourceBergen has defined the non-GAAP financial measure of adjusted free cash flow as net cash provided by operating activities, excluding other significant unpredictable or non-recurring cash payments or receipts relating to legal settlements, minus capital expenditures. AmerisourceBergen management believes that this non-GAAP financial measure is useful to investors because it eliminates the impact of items that are unusual, unpredictable, and non-recurring in nature.

Supplemental Information Regarding Walgreens Boots Alliance’s Non-GAAP Financial Measures

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The company has provided the non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP.

These supplemental non-GAAP financial measures are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the company’s business from period to period and trends in the company’s historical operating results. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Alliance Healthcare adjusted EBITDA: Adjusted EBITDA for the portion of Alliance Healthcare being purchased by AmerisourceBergen is a non-GAAP financial measure that excludes depreciation and amortization and other items primarily relating to Walgreens Boots Alliance’s ongoing transformational cost management program from operating income.

$ in millions    FY20

Operating income    $319

Depreciation & Amortization    141

EBITDA    460

Transformational cost management program    62

Others    18

Adjusted EBITDA    $540

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed acquisition and related strategic transactions, the expected timetable for completing the proposed acquisition and related strategic transactions, the benefits and synergies of the proposed acquisition and related strategic transactions, future opportunities for AmerisourceBergen and WBA and any other statements regarding AmerisourceBergen’s, Alliance Healthcare’s or WBA’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing of the proposed acquisition and related strategic transactions; the parties’ ability to consummate the proposed acquisition and related strategic transactions; the conditions to the completion of the proposed acquisition and related strategic transactions; the regulatory approvals required for the proposed acquisition and related strategic transactions not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards, or on an adjusted basis; the integration of Alliance Healthcare into AmerisourceBergen being more difficult, time consuming or costly than expected; AmerisourceBergen’s or Alliance Healthcare’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed acquisition and related strategic transactions within the expected time frames or at all; customer loss and business disruption being greater than expected following the proposed acquisition and related strategic transactions; the retention of key employees being more difficult following the proposed acquisition and related strategic transactions; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of the business of AmerisourceBergen or Alliance Healthcare; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in each of AmerisourceBergen’s and WBA’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access AmerisourceBergen’s or WBA’s filings with the SEC through the SEC website at www.sec.gov or through AmerisourceBergen’s or WBA’s website, and AmerisourceBergen and WBA strongly encourage you to do so. Except as required by applicable law, AmerisourceBergen, Alliance Healthcare and WBA undertake no obligation to update any statements herein for revisions or changes after the date of this communication.

Contacts:

AmerisourceBergen

Investors:

Bennett S. Murphy

+1 610-727-3693

bmurphy@amerisourcebergen.com

Media:

Gabe Weissman

+1 610-727-3696

gweissman@amerisourcebergen.com

Walgreens Boots Alliance

Investors:

Gerald Gradwell and Jay Spitzer

+1 847-315-2922

Media:

Media Relations

USA / Aaron Radelet and Morry Smulevitz +1-847-315-0517

International +44-(0)20-7980-8585